FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          SEP 04 1998

         No. C3164-84
        /s/ Dean Heller
-------------------------------
DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                             NEVADA-UTAH GOLD, INC.

                                   * * * * * *


     Pursuant to the provisions of the Nevada Revised Statutes, NEVADA-UTAH GOLD, INC., a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

     1. The undersigned hereby certify chart on the 2nd day of September, 1998 a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors;

     BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority or the voting power of the outstanding stock of the corporation for the following purpose:

     To amend Article One to provide that the name of the  corporation
     shall  be  changed  from   NEVADA-UTAH   GOLD,   INC.  to  FENWAY
     INTERNATIONAL INC.

     2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 7,600,000 shares of the 12,214,000 shares outstanding of NEVADA-UTAH GOLD INC. gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

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


     ARTICLE ONE. [NAME]. The name of the corporation is:

                            FENWAY INTERNATIONAL INC.

     IN WITNESS WHEREOF, the undersigned being the President and Secretary of NEVADA-UTAH GOLD, INC., a Nevada corporation, hereunto affix their signatures this 2nd day of September, 1998.

                                        NEVADA-UTAH GOLD, INC.


                                        By   /s/  Dennis Milne
                                             -------------------------
                                                  Dennis Milne
                                                  President


                                        By   /s/  Ken Kamaldeep Gil
                                             -------------------------
                                                  Ken Kamaldeep Gil
                                                  Secretary



PROVINCE OF BRITISH COLUMBIA  )
                              )  ss.
CITY OF VANCOUVER             )

     On the ______ day of September, 1998, before me, the undersigned, a Notary Public, personally appeared Dennis Milne, President and Ken Kamaldeep Gil, Secretary of NEVADA-UTAH GOLD, INC., a Nevada corporation, known to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                        [ILLEGIBLE]
                                        ------------------------------
                                        NOTARY PUBLIC
                                        Residing in Vancouver, B.C.

My Commission Expires:

Does not expire
---------------------------

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